                                                                    Exhibit 5.1


September 14, 1998



Board of Directors of
WorldCom, Inc.
515 East Amite Street
Jackson, MS  39201

Ladies and Gentlemen:

I have acted as counsel to MCI WORLDCOM, Inc., a Georgia corporation (the "Company") in connection with a Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-36901 on Form S-4 (collectively, the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to 102.5 million shares (the "Shares") of Common Stock, par value $.01, of the Company ("Common Stock") which are to be issued upon exercise of options granted under the MCI WorldCom Stock Option Plan, the MCI WorldCom 1988 Directors' Stock Option Plan and the MCI WorldCom 1979 Stock Option Plan, as amended (the "Plans").

In connection herewith, I or members of my staff have examined and relied without investigation as to matters of fact upon the Registration Statement, the Second Amended and Restated Articles of Incorporation and the Bylaws of the Company, certificates of public officials, certificates and statements of officers of the Company, and such other corporate records, documents, certificates and instruments as I have deemed necessary or appropriate to enable me to render the opinions expressed herein. I have assumed the genuineness of all signatures on all documents examined by me, the authenticity of all documents submitted to me as originals, and the conformity to authentic originals of all documents submitted to me as certified or photostatic copies. I have also assumed the due authorization, execution and delivery of all documents.

Based upon the foregoing, and in reliance thereon and subject to the qualifications and limitations stated herein, I am of the opinion that when the Registration Statement, including any amendments thereto, shall have become effective under the Act, and the Shares have been issued in accordance with the terms of the Plans, then the Shares will be legally issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the aforesaid Registration Statement on Form S-8. I also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares. In giving this consent, I do not admit that I am in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission.

                                        Very truly yours,

                                        /s/ William E. Anderson

                                        William E. Anderson